Exhibit 99.3

C/O AMERICAN STOCK TRANSFER

AND TRUST COMPANY

59 MAIDEN LANE

PLAZA LEVEL

NEW YORK, NY 10038

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.		For	Against	Abstain

1	To approve the Agreement and Plan of Merger, dated as of June 3, 2013, by and among Mid-America Apartment Communities, Inc. (“MAA”), Mid-America Apartments, L.P., Martha Merger Sub, LP, Colonial Properties Trust (“Colonial”), and Colonial Realty Limited Partnership pursuant to which Colonial will merge with and into MAA, with MAA continuing as the surviving corporation (the “parent merger”), and the other transactions contemplated by the merger agreement, including the issuance of MAA common stock to Colonial shareholders in connection with the parent merger.	☐	☐	☐

2	To approve the Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan.	☐	☐	☐

3	To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal.	☐	☐	☐

NOTE: In their discretion, the proxies named on the reverse side of this card are authorized to vote upon such other business as may properly come before the special meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

     0000184200_1     R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Joint Proxy Statement/Prospectus for this Special Meeting is/are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

MID-AMERICA APARTMENT COMMUNITIES, INC.

SPECIAL MEETING OF SHAREHOLDERS

September 27, 2013, 09:00 AM CDT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints H. Eric Bolton, Jr., Leslie B.C. Wolfgang and Albert M. Campbell, III, and each of them, as proxies, each with the power to appoint such person’s substitute, and hereby authorizes them to vote, as designated on the reverse side, all the shares of common stock of Mid-America Apartment Communities, Inc. held of record by the undersigned on August 22, 2013 at the Special Meeting of Shareholders to be held on September 27, 2013, or any adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Joint Proxy Statement/Prospectus, the terms of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

Continued and to be signed on reverse side

0000184200_2     R1.0.0.51160